Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, B. Francis Saul II, the Trustee, Chairman of the Board of B.F. Saul Real Estate Investment Trust (the “Trust”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Trust’s Annual Report on Form 10-K for the period ending September 30, 2004 (the “Report”). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: December 16, 2005	/s/ B. FRANCIS SAUL II
B. Francis Saul II Trustee, Chairman of the Board

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Stephen R. Halpin, Jr., the Vice President and Chief Financial Officer of B.F. Saul Real Estate Investment Trust (the “Trust”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Trust’s Annual Report on Form 10-K for the period ending September 30, 2004 (the “Report”). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: December 16, 2005	/s/ STEPHEN R. HALPIN, JR.
Stephen R. Halpin, Jr. Vice President and Chief Financial Officer